Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of March 15, 2005 (this “Agreement”), by and between INSMED INCORPORATED, a Virginia corporation (the “Company”), and                      (the “Investor”).

W I T N E S S E T H:

WHEREAS, in connection with the Purchase Agreement (such capitalized term and all other capitalized terms used herein having the respective meanings provided herein), the Company has agreed to provide certain registration rights under the 1933 Act and applicable state securities laws with respect to the Registrable Securities issuable upon conversion, exercise or redemption of, or otherwise in connection with, the securities issued pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

1.	Definitions.

(a) As used in this Agreement, the terms “Agreement,” “Company” and “Investor” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

(b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

(c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Registrable Securities” means any shares of Common Stock which are included within the definition of Registrable Securities but not required by this Agreement to be included in any Registration Statement filed pursuant to Section 2(a)(i) below.

“Allowed Delay” shall have the meaning provided in Section 2(c)(ii).

“AMEX” means the American Stock Exchange, Inc.

“Approved Market” shall have the meaning provided in Section 2(c)(i).

“Availability Date” shall have the meanings provided in Section 3(m).

“Closing Date” shall have the meaning provided in the Purchase Agreement.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Compensation Event” shall have the meaning provided in Section 2(c)(i).

“Compensation Period” shall have the meaning provided in Section 2(c)(i).

“Compensation Rate” shall mean the rate of one percent per month during the period in which any one or more Compensation Periods are in effect.

“Conversion Price” shall have the meaning provided in the Note.

“Fundamental Change” shall have the meaning provided in the Note.

“Holder” means the Investor and each subsequent holder of the Note, the Warrant, Registrable Securities or Additional Registrable Securities, or any portion thereof which subsequent holder has rights under this Agreement assigned to it in accordance with Section 8(c).

“Initial Registrable Securities Amount” shall have the meaning provided in Section 2(a)(i).

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“NASD” means the National Association of Securities Dealers, Inc.

“Nasdaq” means the Nasdaq National Market or the Nasdaq Small Cap Market.

“Note” means the 5.5% Senior Convertible Note due 2008-2010 issued by the Company pursuant to the Purchase Agreement.

“NYSE” means the New York Stock Exchange, Inc.

“Other Registration Rights Agreements” means the several Registration Rights Agreements, dated as of the date hereof, by and between the Company and the several investors parties thereto who purchased 5.5% Senior Convertible Notes due 2008-2010 and Common Stock Purchase Warrants issued by the Company.

“Principal Market” means the Nasdaq or such other U.S. market or exchange which is the principal market on which the Common Stock is then listed for trading.

“Prospectus” means the prospectus forming part of or relating to any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities or Additional Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Purchase Agreement” means the Purchase Agreement, dated as of March 15, 2005, by and between the Company and the Investor.

“Purchase Price” when used with respect to a particular Warrant, shall have the meaning provided in such Warrant.

“register,” “registered” and “registration” refer to a registration made by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document by the SEC.

“Registrable Securities” means (i) the Underlying Shares, the Warrant Shares and the shares of Common Stock or other securities issued or issuable to each Holder or its permitted transferee or designee (a) upon conversion of the Note and upon exercise of the Warrant, or (b) upon any distribution with respect to, any exchange for or any replacement of the Note or the Warrant, or (c) upon any conversion, exercise or exchange of any securities issued in connection with any such distribution, exchange or replacement; (ii) securities issued or issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the Common Stock or other securities referred to in clause (i) of this definition; and (iii) any other security issued as a dividend or other distribution with respect to, in exchange for, or in replacement of, the Note, the Warrant or the securities referred to in the preceding clauses of this definition.

“Registration Insufficiency Event” shall have the meaning provided in Section 2(a)(i).

“Registration Period” shall have the meaning provided in Section 3(a).

“Registration Statement” shall mean any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities or Additional Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“Trading Day” means at any time a day on which the securities exchange or market that at such time constitutes the Principal Market is open for general trading of securities.

“Transaction Documents” shall have the meaning provided in the Note.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of, or otherwise in respect of or in exchange for, the Note or any other security issued in respect of or in exchange for the Note.

“VWAP” means for any Trading Day the volume-weighted average price of the Common Stock on the Principal Market, as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m., Eastern Time, to 4:00 p.m., Eastern Time) using the AQR function, on such Trading Day.

“Warrant” means the Common Stock Purchase Warrant issued by the Company to the Investor pursuant to the Purchase Agreement and any similar instrument issued upon transfer or split up thereof.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of, or otherwise in respect of, the Warrant.

(d) Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

2.	Registration.

(a)	Registration Statements.

(i) Registrable Securities. Promptly following the Closing Date (but, subject to Section 2(a)(iii), no later than 15 days after the Closing Date), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional Registrable Securities) covering the resale of the Registrable Securities in an amount equal to the maximum number of Underlying Shares that would be issuable upon conversion of the Note in full and shares of Common Stock issuable upon exercise of the Warrant in full for cash, in each case, determined without regard to any restrictions on beneficial ownership confirmed in the Note, the Warrant or the Purchase Agreement (such sum the “Initial Registrable Securities Amount”). Such Registration Statement also shall cover, to the extent permitted by the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. No securities other than the Registrable Securities and the securities being registered by the Company in accordance with the Other Registration Rights Agreements shall be included in the Registration Statement without the consent of the Holder. If at any time the number of Initial Registrable Securities specified in clauses (1) and (2) of the definition of Initial Registrable Securities included in a Registration Statement and remaining unsold thereunder shall be insufficient to cover the resale of Registrable Securities in an amount at least equal to the sum of (x) the number of Underlying Shares that would be issuable upon conversion in full of the Note plus (y) the number of shares of Common Stock issuable upon exercise of the Warrant outstanding at such time in full for cash, in each case in the preceding clauses (x) and (y) determined without regard to any restrictions on beneficial ownership contained in the Note, the Warrant or the Purchase Agreement (a “Registration Insufficiency Event”), then promptly, but in no event later than 30 days after such insufficiency shall occur, the Company shall file with the SEC an additional Registration Statement on Form S–3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of such additional Registrable Securities) covering such number of shares of Common Stock as shall be sufficient to cover such amount. Except as set forth above, the requirements with respect to a subsequent Registration Statement shall be the same as those applicable to the initial Registration Statement.

(ii) Additional Registrable Securities. At any time and from time to time, promptly following the written demand of the Holder following the issuance of any Additional Registrable Securities or the issuance of any securities convertible into, exchangeable for, or otherwise entitling the Holder to acquire, Additional Registrable Securities, and in any event within 30 days following such demand, the Company shall prepare and file with the SEC a new Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Additional Registrable Securities) covering the resale of the Additional Registrable Securities in an amount equal to the number of Additional Registrable Securities. Such Registration Statement also shall cover, to the extent permitted by the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Additional Registrable Securities. Nothing herein shall limit the Company’s obligations or the Holder’s rights under Section 6(d)(2) of the Note or Section 5 of the Warrant.

(iii) Certain Other Registration Statements. If the Company proposes to file with the SEC a registration statement (other than on Form S-8, Form S-4 or any successor form thereto) relating to securities other than the Registrable Securities or Additional Registrable Securities prior to the deadline for filing such Registration Statement hereunder, then on or before the date the Company files such other registration statement with the SEC the Company shall file the Registration Statement required by Section 2(a)(i) or 2(a)(ii), as the case may be, with the SEC. In any such case, the Company shall not request acceleration of effectiveness of such other registration statement unless simultaneously therewith the Company requests acceleration of effectiveness of the Registration Statement to the same date and time as so requested for such other registration statement.

(iv) Certain Disclosures. If the Company proposes to include disclosure in any Registration Statement to be filed with the SEC of the circumstances under which the Holder acquired the Registrable Securities to be offered pursuant to such Registration Statement, such disclosure shall include statements to the effect that the securities being offered may include Registrable Securities (1) issued upon conversion of, or in lieu of payment of cash interest on, the Note, (2) issued upon exercise of the Warrant and (3) issued in exchange for, or otherwise in respect of, the Note or the Warrant.

(b) Expenses. All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filing or qualifications pursuant to this Agreement, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees and the fees and disbursements of counsel for the Company, shall be borne by the Company.

(c)	Effectiveness.

(i) The Company shall use its reasonable best efforts to have each Registration Statement declared effective as soon as practicable after it is filed with the SEC. If (A) the Company fails to file with the SEC a Registration Statement in accordance with all of the requirements of this Agreement on or before the date by which the Company is required to file the Registration Statement pursuant to Section 2(a)(i) above, (B) the Company fails to file with the SEC the Registration Statement covering Additional Registrable Securities in accordance with all of the requirements of this Agreement within 30 days following demand of the Holder relating to the Additional Registrable Securities to be covered thereby, (C) the Company fails to file with the SEC a request for acceleration of effectiveness of a Registration Statement to a time and date not more than 72 hours after the submission of such request, within five Trading Days after the date the Company learns that no review of the Registration Statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on the Registration Statement, as the case may be, (D) the Registration Statement covering Registrable Securities is not declared effective by the SEC within 60 days (or 105 days in case the SEC staff reviews such Registration Statement) following the Closing Date, or the Registration Statement covering additional Registrable Securities is not declared effective by the SEC within 60 days (or 105 days in case the SEC staff reviews such Registration Statement) following the date on which a Registration Insufficiency Event occurs, or the Registration Statement covering Additional Registrable Securities is not declared effective by the SEC within 60 days (or 105 days in case the SEC staff reviews such Registration Statement) following demand of the Holder relating to the Additional Registrable Securities to be covered thereby, (E) except as otherwise permitted by Section 2(c)(ii), after a Registration Statement has been declared effective by the SEC sales cannot be made pursuant to such Registration Statement or the related Prospectus for any reason, including, without limitation, by reason of a stop order, an untrue statement of a material fact in such Registration Statement or Prospectus or omission to state a material fact required to be stated in such Registration Statement or Prospectus in order to make the statements therein not misleading, or the Company’s failure to update such Registration Statement or Prospectus, excluding any such inability to make sales that results from an untrue statement of a material fact in such Registration Statement or Prospectus or omission to state a material fact required to be stated in such Registration Statement or Prospectus in order to make the statements therein not misleading, which misstatement or omission was made by the Holder in written information it furnished to the Company specifically for inclusion in such Registration Statement or Prospectus which such information was substantially relied upon by the Company in preparation of the Registration Statement or

Prospectus or any amendment or supplement thereto, unless the Company shall have failed timely to amend or supplement such Registration Statement or Prospectus after the Holder shall have corrected such misstatement or omission, or (F) the Common Stock generally or the Registrable Securities (or Additional Registrable Securities after issuance) specifically are not listed or included for quotation on the Nasdaq, the NYSE or the AMEX (each an “Approved Market”), or trading of the Common Stock is suspended or halted on the Approved Market which at the time constitutes the Principal Market for the Common Stock (each of the events in the preceding clauses (A) through (F) a “Compensation Event”), then the Company will make payments to the Holder as partial liquidated damages for the minimum amount of damages to the Holder by reason thereof, and not as a penalty, at the Compensation Rate on the sum of (x) the outstanding principal amount of, and accrued interest on, the Note held at such time by the Holder plus (y) the amount, if any, by which the product of (i) the average of the daily VWAPs for all of the Trading Days during the particular portion of the Compensation Period for which such computation is being made times (ii) the number of Warrant Shares issuable upon exercise for cash of the unexercised portion of the Warrants held at such time by the Holder exceeds the aggregate Purchase Price of the number of Warrant Shares issuable upon exercise for cash of the unexercised portion of the Warrants held at such time by the Holder, plus (z) the product of (1) the number of outstanding Registrable Securities held at such time by the Holder times (2) the greater of (i) the average of the daily VWAPs for all of the Trading Days in the particular portion of the Compensation Period for which such computation is being made and (ii) the Purchase Price of such Registrable Securities (in the case of Registrable Securities issued upon exercise of the Warrants) or the Conversion Price of such Registrable Securities (in the case of Registrable Securities issued upon conversion of the Note) for each day on which any Compensation Event is continuing (the “Compensation Period”). Each such payment shall be due and payable within five days after the end of each calendar month of the Compensation Period until the termination of the Compensation Period and within five days after such termination. Such payments shall be in partial compensation to the Holder, and shall not constitute the Holder’s exclusive remedy for any Compensation Event; provided, however, that if because of a particular Compensation Event the Holder is successful in recovering on a claim for damages under this Agreement for such Compensation Event, the amount of Compensation Payment previously paid by the Company to the Holder with respect to such Compensation Event shall be applied to reduce the amount of such recovery to the extent of such Compensation Event. A particular Compensation Period shall terminate upon (v) the filing of the applicable Registration Statement in the case of clauses (A) and (B) above; (w) the effectiveness of the applicable Registration Statement in the case of clauses (C) and (D) above; (x) the date sales can once again be made under the Registration Statement in the case of clause (E) above, (y) listing or inclusion and/or trading of the Common Stock on an Approved Market, as the case may be, in the case of clause (F) above; and (z) in the case of the events described in clauses (C), (D) or (E) above, the earlier termination of the Registration Period (as defined in Section 3(a) below), and in each such case any Compensation Period that commences by reason of the occurrence of such event shall terminate if at the time no other Compensation Event is continuing. The amounts payable as partial liquidated damages pursuant to this paragraph shall be payable in lawful money of the United States. Amounts payable as partial liquidated damages hereunder shall cease when the Holder no longer holds any Note, the Warrant, Registrable Securities or Additional Registrable Securities. Notwithstanding anything to the contrary contained herein, a Compensation Period shall end on, and no new Compensation Period shall begin after, the date upon which the Company has paid the Holder as partial liquidated damages pursuant to this Section 2(c)(i) an amount equal to 10% of the original principal amount of the Note.

(ii) For not more than 20 consecutive Trading Days or for a total of not more than 30 Trading Days in any period of 12 consecutive months, the Company may suspend the use of the Registration Statement(s) that are effective at such time because the Company determines to delay the disclosure of material non-public information concerning the Company, if the disclosure of such information at the time is not, in the good faith opinion of the Company, in the best interests of the Company or would be unduly detrimental to the Company’s affairs (an “Allowed Delay”); provided, that the Company shall not later than the date a suspension goes into effect (a) notify the Holder in writing of the suspension of use of the Registration Statement (but in no event, without the prior written consent of the Holder, shall the Company disclose to the Holder any of the material non-public information giving rise to an Allowed Delay), and (b) advise the Holder in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. The Company shall notify the Holder on the date a Registration Statement the use of which has been suspended under this Section 2(c)(ii) is once again available for use. If the Company shall have suspended the use of the Registration Statement, then no period of Allowed Delay subsequent to such suspension shall commence sooner than 30 days after the date on which the Company notifies the Holder that such earlier suspension shall have been lifted.

3. Company Obligations. The Company will use its reasonable best efforts to effect the registration of the Registrable Securities and Additional Registrable Securities at the times and for the periods specified in this Agreement. The Company hereby covenants and agrees to:

(a) use its reasonable best efforts to cause such Registration Statement to become effective and to remain continuously effective for a period (the “Registration Period”) that will terminate upon the earlier of (i) the date on which all Registrable Securities or Additional Registrable Securities have been sold (and the Note and the Warrant no longer remain outstanding; (ii) the date on which all Registrable Securities or Additional Registrable Securities, as the case may be, that are issued or may be issued are eligible for sale by the Holder pursuant to Rule 144(k) promulgated under the 1933 Act and (iii) Five years and three months from the date hereof;

(b) prepare and file with the SEC such amendments, post-effective amendments and prospectus supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all Registrable Securities and Additional Registrable Securities;

(c) furnish to the Holder (i) promptly after the same is prepared and publicly distributed, filed with the SEC one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and (ii) within two Business Days after the effective date of each Registration Statement and within two days after any Prospectus or amendment or supplement thereto is prepared or filed with the SEC, at least five copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto, and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities and Additional Registrable Securities owned by the Holder, and thereafter promptly after the Holder from time to time requests, such additional number of copies thereof as the Holder may request;

(d) notify the Holder and its legal counsel within one Business Day after the same is filed with the SEC, or received by the Company, of the filing or receipt of each letter written by or on behalf on the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to each Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and permit counsel designed by the Holder to review letters and items of correspondence upon the request of such counsel.

(e) in the event the Holder selects an underwriter for the offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriter of such offering;

(f) if the Holder is described in the Registration Statement as an underwriter, the Company shall use its best efforts to furnish, on the effective date of the Registration Statement and at periodic intervals thereafter from time to time on request, (i) an opinion, dated as of such date, from outside legal counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holder and (ii) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder;

(g) use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, use its best efforts to obtain the withdrawal of any such order at the earliest possible moment;

(h) furnish to the Holder at least five copies of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules by reputable overnight courier within three Business Days after the effective date thereof;

(i) use its commercially reasonable best efforts to register or qualify the Registrable Securities or Additional Registrable Securities, as applicable, for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Holder prior to the effective date with the SEC of the applicable Registration Statement and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities or Additional Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(i), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, or (d) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its shareholders.

(j) without limiting the Company’s obligation under the Transaction Documents to maintain the listing of the Common Stock on an Approved Market, cause all Registrable Securities or Additional Registrable Securities covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

(k) cooperate with the Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by the Purchase Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as the Holder may request;

(l) immediately notify the Holder at any time when a Prospectus relating to the Registrable Securities or Additional Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which made, not misleading and promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or Additional Registrable Securities, as applicable, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(m) otherwise comply in all material respects with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities and Additional Registrable Securities, if applicable, hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date, an earnings statement covering a period of at least twelve months, beginning after the effective date of each Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act. “Availability Date” means, with respect to a particular Registration Statement, (1) the day on which the Company’s Quarterly Report on Form 10-Q for the fourth consecutive fiscal quarter following the fiscal quarter that includes the effective date of such Registration Statement is due for filing with the SEC (after giving effect to any extension permitted by Rule 12b-25 under the 1934 Act and claimed by the Company), in case such fourth fiscal quarter is one of the first three fiscal quarters of the Company’s fiscal year, or (2) the day on which the Company’s Annual Report on Form 10-K covering a fiscal year that ends at the end of the fourth fiscal quarter following the fiscal quarter that includes the effective date of such Registration Statement is due for filing with the SEC (after giving effect to any extension permitted by Rule 12b-25 under the 1934 Act and claimed by the Company) in case such fourth fiscal quarter is the fourth fiscal quarter of the Company’s fiscal year.

4. Due Diligence Review; Information. The Company shall make available, during normal business hours, for inspection and review by the Holder, advisors to and representatives of the Holder (who may or may not be affiliated with the Holder and who are reasonably acceptable to the Company), and any underwriter participating in any disposition of Common Stock on behalf of the Holder pursuant to the Registration Statement or amendments or supplements thereto or any blue sky, NASD, or other filing, all financial and other records, all

SEC Filings and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of establishing a due diligence defense under applicable securities laws and such other reasonable purposes, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Holder or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Holder and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

The above to the contrary notwithstanding, the Company shall not disclose material nonpublic information to the Holder, or to advisors to or representatives of the Holder, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Holder, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review.

5.	Obligations of the Holder.

(a) The Holder has answered all questions on the Investor Questionnaire for use in preparation of the Registration Statement and the answers thereto are true, correct and complete as of the date hereof and, unless otherwise disclosed to the Company in writing prior to the Closing Date, will be true, correct and complete as of the Closing Date; (v) the Holder will notify the Company immediately of any material change in any of such information which is required to be disclosed in the Registration Statement until such time as the Investor has sold all of its Shares and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective. The Holder shall furnish in writing to the Company such additional information regarding itself, the Registrable Securities or Additional Registrable Securities, as applicable, held by it and the intended method of disposition of the Registrable Securities or Additional Registrable Securities, as applicable, held by it, as shall be required by the 1933 Act to effect the registration of such Registrable Securities or Additional Registrable Securities, as applicable, and shall execute such documents in connection with such registration as the Company may reasonably request. At least five Business Days prior to the first anticipated filing date of any Registration Statement (or such shorter period as may be agreed to by the Holder), the Company shall notify the Holder of any additional information the Company requires from the Holder if the Holder’s Registrable Securities or Additional Registrable Securities are to be included in the Registration Statement.

(b) The Holder, by its acceptance of the Registrable Securities and Additional Registrable Securities, if any, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Holder has notified the Company in writing of its election to exclude all of its Registrable Securities or Additional Registrable Securities, as applicable, from the Registration Statement.

(c) The Holder agrees that, upon receipt of any notice from the Company of the happening of any event rendering a Registration Statement no longer effective or available for use by the Holder, the Holder will immediately discontinue disposition of Registrable Securities or Additional Registrable Securities pursuant to the Registration Statement covering such Registrable Securities or Additional Registrable Securities, until the Holder’s receipt of the copies of the supplemented or amended Prospectus filed with the SEC and declared effective and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy all copies in the Holder’s possession, or instruct its agents or other representatives to deliver to the Company (at the Company’s expense) or destroy all copies in such Agents’ or other representatives’ possession, in either case of the Prospectus covering the Registrable Securities or Additional Registrable Securities, as applicable, current at the time of receipt of such notice.

6.	Indemnification.

(a) Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Holder, each investment advisor and investment sub-advisor of the Holder and each of their respective officers, directors, partners, members and employees and each person who controls the Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney’s fees) and expenses imposed on such person caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to the Company by the Holder, expressly for use therein, or (ii) any violation by the Company of any federal, state or common law, rule or regulation applicable to the Company in connection with any Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto, and shall reimburse in accordance with subparagraph (c) below, each of the foregoing persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claims. The foregoing is subject to the condition that, insofar as the foregoing indemnities relate to any untrue statement, alleged untrue statement, omission or alleged omission made in any preliminary prospectus or Prospectus that is eliminated or remedied in any Prospectus or amendment or supplement thereto, the above indemnity obligations of the Company shall not inure to the benefit of any indemnified party if a copy of such corrected Prospectus or amendment or supplement thereto and a brief statement describing the correction, amendment or supplement thereto had been timely provided to such indemnified party and was not sent or given by such indemnified party at or prior to the time such action was required of such indemnified party by the 1933 Act and if delivery of such Prospectus or amendment or supplement thereto would have eliminated (or been a sufficient defense to) any liability of such indemnified party with respect to such statement or omission. Indemnity under this Section 5(a) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities and Additional Registrable Securities; provided such transfer is in accordance with the terms of this Agreement.

(b) Indemnification by Holder. In connection with any registration pursuant to the terms of this Agreement, the Holder will furnish to the Company in writing such information as required by the 1933 Act concerning the Holder or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney’s fees) resulting from any untrue statement of a material fact in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement is contained or such omission is made in any information about the Holder furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto and that such information was substantially relied upon by the Company in preparation of the Registration Statement or Prospectus or any amendment or supplement thereto; provided that the Holder shall not be obligated to indemnify the Company to the extent that any losses, claims, damages, liabilities and expenses result from the Company’s failure to update a Registration Statement with information about the Holder furnished in writing by the Holder to the Company. In no event shall the liability of the Holder be greater in amount than the dollar amount of the proceeds (net of the cost of the Registrable Securities and Additional Registrable Securities sold) received by the Holder upon the sale of the Registrable Securities or Additional Registrable

Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party and (iii) by notice to the indemnifying party, require the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, however, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities or Additional Registrable Securities be greater in amount than the dollar amount of the proceeds (net of the cost of the Registrable Securities or Additional Registrable Securities sold) received by it upon the sale of the Registrable Securities or Additional Registrable Securities giving rise to such contribution obligation.

7. Termination. The Company’s obligations to maintain the effectiveness of the Registration Statement shall terminate upon the occurrence of a Fundamental Change described in clause (a) or (c) of the definition of Fundamental Change (other than a transaction or event after which (i) the Company is the surviving entity or continues to exist, (ii) the Common Stock continues to be registered under the 1934 Act, and (iii) the Common Stock continues to be listed on a registered national securities exchange or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices) if at such time the Company is otherwise in compliance with its obligations under the Transaction Documents and no Event of Default (as defined in the Notes) or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default has occurred and is continuing; provided, however, that if in connection with such Fundamental Change the Holder receives securities, or may receive securities subsequent to the completion of the Fundamental Change, of a publicly traded company which securities may not be sold without registration or are subject to limitations on volume or manner of sale then such successor-in-interest or other issuer shall assume in writing all obligations hereunder jointly and severally with the Company for a period of not less than 90 days after such Fundamental Change.

8.	Miscellaneous.

(a) Amendments and Waivers. Prior to the date the Registration Statement contemplated by Section 2(a)(i) is first ordered effective by the SEC or at any time thereafter during the Registration Period that the Registration Statement or Prospectus shall not be effective or available for use by the Holder to sell Registrable Securities, this Agreement may be amended only by a writing signed by the Company and the Holder. Except as provided in the immediately preceding sentence, the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, in any such case after the Registration Statement covering the Initial Registrable Securities Amount is declared effective by the SEC only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder and holders under the Other Registration Rights Agreements who hold, directly or indirectly, a majority of the aggregate number of Registrable Securities and Additional Registrable Securities (as defined herein or in the Other Registration Rights Agreements) held by the Holder and such other holders; provided, however, that no such amendment, action or omission to act that modifies the provisions or limits the

Holder’s rights under this Agreement in a manner that adversely treats the obligations or rights of the Holder differently than it adversely treats the obligations or rights of the holders under the Other Registration Rights Agreements shall be effective unless consented to in writing signed by the Holder.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 8.4 of the Purchase Agreement or, in the case of any Holder other than the Investor, in accordance with any method of delivery provided for in the Purchase Agreement with delivery to such Holders address set forth in the instrument signed by such Holder pursuant to Section 8(c) or at such other address as such party may designate by ten days’ advance written notice to the Company.

(c) Assignments and Transfers by Holder. This Agreement and the rights and obligations of the Holder hereunder may be assigned or transferred in whole to any transferee or assignee of the Note, the Warrants, the Registrable Securities or the Additional Registrable Securities or in part to any transferee or assignee of securities convertible into or exercisable for at least 1,000,000 shares of Common Stock (as adjusted as adjusted for any stock splits, stock dividends, combinations, reclassifications, recapitalizations or similar events), except as otherwise set forth herein. The Holder may make such assignment or transfer to any transferee or assignee of the Note, the Warrants, the Registrable Securities or the Additional Registrable Securities; provided, that (i) such transfer is made expressly subject to this Agreement and the transferee agrees in writing to be bound by the terms and conditions hereof, and (ii) the Company is provided with written notice of such assignment.

(d) Assignments and Transfers by the Company. This Agreement may not be assigned by the Company without the prior written consent of the Holder but, in any case of any successor-in-interest to the Company or any Person other than the Company who is an issuer of Registrable Securities or Additional Registrable Securities, such successor-in-interest or other issuer, shall assume, jointly and severally with the Company, the rights and duties of the Company hereunder, in the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets (and it shall be a condition to any such merger, consolidation or sale that such successor-in-interest or other issuer assume in writing all obligations hereunder jointly and severally with the Company as provided herein and in the Note and the Warrants).

(e) Benefits of the Agreement. Except as otherwise set forth herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.

Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

(i) Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement. This Agreement, together with the Purchase Agreement, the Note and the Warrant and documents contemplated thereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement, together with the Purchase Agreement, the Note and the Warrant and documents contemplated thereby, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

[Signature Page Follows]

REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first written above.

INSMED INCORPORATED

By:
Name:
Title:

[Name of Investor]

By:
Name:
Title:

Exhibit A

Insmed Incorporated

INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:	Insmed Incorporated

4851 Lake Brook Drive

Glenn Allen, Virginia 23060

This Investor Questionnaire (“Questionnaire”) must be completed by each investor in connection with the offer and sale of 5.5% Senior Convertible Notes due 2008-2010 (the “Notes”), issued by Insmed Incorporated, together with warrants to purchase shares of Common Stock (collectively with the Notes, the “Units”). The Units are being offered and sold by Insmed Incorporated (the “Corporation”) without registration under the Securities Act of 1933, as amended (the “Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The purpose of this Questionnaire is to confirm that each investor meets the applicable suitability requirements and to obtain certain information for the purpose of filing a registration statement pursuant to the Registration Rights Agreement to which this Questionnaire is attached (the “Rights Agreement”). The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Corporation to provide a completed copy of this Questionnaire to such parties as the Corporation deems appropriate in order to ensure that the offer and sale of the Units will not result in a violation of the Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Units. All investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.	BACKGROUND INFORMATION

Name:	(the “Buyer”)

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (        )

Residence Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (        )

If an individual:

Age:	Citizenship:	Where registered to vote:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:
State of formation:	Date of formation:

Social Security or Taxpayer Identification No.

Send all correspondence to (check one):              Residence Address              Business Address

Current ownership of securities of the Corporation:

•	shares of common stock, par value $0.01 per share (the “Common Stock”)

•	options to purchase shares of Common Stock

•	warrants to purchase shares of Common Stock

•	shares of Common Stock that were purchased from the Company pursuant to the Stock and Warrant Purchase Agreement dated November 5, 2004

B.	STATUS AS A “QIB” or an “ACCREDITED INVESTOR”

(a) In connection with the purchase of the Units by the Buyer, the Buyer hereby certifies that it is (please check either 1 or 2 and the appropriate box below the item you select):

1. ☐ A “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) because (i) the Buyer owned and invested on a discretionary basis $                                     in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below (please check one or more, as applicable):

☐ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

☐ Bank. The Buyer (a) is a bank as defined in Section 3(a)(2) of the Act or is a foreign bank or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

☐ Savings and Loan. The Buyer (a) is a savings and loan association as defined in Section 3(a)(5)(A) of the Act or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

☐ Broker dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”).

☐ Insurance Company. The Buyer is an insurance company as defined in Section 2(13) of the Act.

☐ State of Local Plan. The Buyer is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

☐ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

2. ☐ An “accredited investor” as such term is defined in Regulation D under the Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (please check one or more, as applicable):

☐ a bank as defined in Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

☐ an insurance company as defined in Section 2(13) of the Act; an investment company registered under the Investment Corporation Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

☐ a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

☐ an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors.

☐ a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940.

☐ an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000.

☐ a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

(c) For purposes of determining the aggregate amount of securities owned and invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Exchange Act.

(d) The Buyer acknowledges that it is familiar with Rule 144A and understands that the Corporation, is relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

C.	REPRESENTATIONS

The undersigned hereby represents and warrants to the Corporation as follows:

1.	Any purchase of the Units would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.	The information contained herein is complete and accurate and may be relied upon by the Corporation, and the undersigned will notify the Corporation immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Units by the undersigned or any co-purchaser.

3.	There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4.	The undersigned acknowledges that there may occasionally be times when the Corporation determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Rights Agreement, as set forth in Section 2(c)(ii) of the Rights Agreement. The undersigned is aware that, in such event, the Units will not be subject to ready liquidation, and that any Units purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned’s net worth and financial circumstances, and any purchase of the Units will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of a complete loss of its investment in the Units.

5.	The undersigned has carefully considered the potential risks relating to the Corporation and a purchase of the Units, and fully understands that the Units are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment. Among others, the undersigned has carefully considered each of the risks identified in the filings made by the Corporation pursuant to the Exchange Act.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this              day of March     , 2005, and declares under oath that it is truthful and correct.

Print Name

By:

Signature

Title:
(required for any purchaser that is a corporation, partnership, trust or other entity)